RONSON CORPORATION                                                                     Exhibit 11
CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
(Dollars in thousands, except per common share data)

                                                            1996           1995           1994
                                                        -----------    -----------    -----------
Assuming no dilution:
       Earnings from continuing operations ..........   $       335    $     1,500    $     1,074
       Less cumulative preferred dividends ..........          (176)          (178)          (184)
                                                        -----------    -----------    -----------
       Earnings from continuing operations
          applicable to common stock ................   $       159    $     1,322    $       890
                                                        ===========    ===========    ===========
       Weighted average number of common shares
          outstanding (1) ...........................     1,791,535      1,719,867      1,700,075
                                                        -----------    -----------    -----------
       Earnings from continuing operations
          per common share ..........................   $      0.09    $      0.77    $      0.52
                                                        ===========    ===========    ===========

       Loss from discontinued operations ............        (1,190)          (860)          --
                                                        -----------    -----------    -----------
       Loss from discontinued operations
          per common share ..........................   $     (0.66)   $     (0.50)   $      --
                                                        ===========    ===========    ===========

       Net earnings (loss) ..........................   $      (855)   $       640    $     1,074
       Less cumulative preferred dividends ..........          (176)          (178)          (184)
                                                        -----------    -----------    -----------

       Net earnings (loss) applicable to common stock   $    (1,031)   $       462    $       890
                                                        ===========    ===========    ===========

       Net earnings (loss) per common share .........   $     (0.57)   $      0.27    $      0.52
                                                        ===========    ===========    ===========

Assuming full dilution:
       Earnings from continuing operations ..........   $       335    $     1,500    $     1,074
                                                        ===========    ===========    ===========
       Weighted average number of common shares
          outstanding (1) ...........................     1,791,535      1,719,867      1,700,075
       Additional common shares outstanding
          resulting from assumed conversion of
          preferred stock to common stock ...........       838,903        869,920        876,857
                                                        -----------    -----------    -----------

       Total ........................................     2,630,438      2,589,787      2,576,932
                                                        ===========    ===========    ===========

RONSON CORPORATION
CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
(Dollars in thousands, except per common share data)

                                                            1996           1995           1994
                                                        -----------    -----------    -----------
       Earnings from continuing operations
          per common share ..........................   $      0.13    $      0.58    $      0.42
                                                        ===========    ===========    ===========

       Loss from discontinued operations ............   $    (1,190)   $      (860)   $      --
                                                        ===========    ===========    ===========
       Loss from discontinued operations
          per common share ..........................   $     (0.45)   $     (0.33)   $      --
                                                        ===========    ===========    ===========

       Net earnings (loss) ..........................   $      (855)   $       640    $     1,074
                                                        ===========    ===========    ===========

       Net earnings (loss) per common share .........   $     (0.32)   $      0.25    $      0.42
                                                        ===========    ===========    ===========

(1) The stock options were not included as commom stock equivalents in the years ended December 31, 1996 and 1995 since their dilutive effect on earnings per common share was not material.

          The exercise price of outstanding stock options exceeded the market price in the year ended December 31, 1994. Therefore, the stock options are anti-dilutive and not included as common stock equivalents in that year.

(2) Since the assumed conversion of the preferred shares to common shares was anti-dilutive for the year ended December 31, 1996, such assumed conversion was excluded from the computation of earnings (loss) per common share for this period.